EXHIBIT INDEX

EXHIBIT A:
 Attachment to item 77B:
 Accountants report on internal control

EXHIBIT B:
 Attachment to item 77Q3:
 Clarification of certain NSAR information
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EXHIBIT A:

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of
Phoenix-Seneca Funds and Shareholders of
Phoenix-Seneca Bond Fund
Phoenix-Seneca Equity Income Fund
Phoenix-Seneca Mid-Cap "EDGE"(SM) Fund

In planning and performing our audit of the financial statements of Phoenix-Seneca Bond Fund, Phoenix-Seneca Equity Income Fund and Phoenix-Seneca Mid-Cap "EDGE"(SM) Fund (constituting Phoenix-Seneca Funds, hereafter referred to as the "Trust") for the year ended September 30, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.
Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness, for purposes of this report, is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2004.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/PricewaterhouseCoopers LLP
November 12, 2004

PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001
www.pwc.com



EXHIBIT B:
Registrant Name: Phoenix-Seneca Funds
File Number: 811-7455
Registrant CIK Number: 0001005020

Sub-Item 77Q3
Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:


72DD1/72DD2-
Series 2 - Class A  $0, Class B $0, Class C $0, Class X $0
Series 3 - Class A $1010, Class B $289, Class C $131, Class X $1621. Series 4 - Class A $24, Class B $7, Class C $10, Class X $350.


72EE
Series 2 - Class A  $0, Class B $0, Class C $0, Class X $0
Series 3 - Class A  $167, Class B $58, Class C $27, Class X $252
Series 4 - Class A  $238, Class B $90 Class C $126 Class X $1346


73A1/73A2-
Series 2 - Class A $0.00, Class B $0.00, Class C $0.00, Class X $0.00 Series 3 - Class A $0.4200, Class B $0.3460, Class C $0.3460
 Class X $0.456.
Series 4 - Class A  $0.1130, Class B $0.0760, Class C $0.0760,
 Class X $0.3000.

73B
Series 2 - Class A, Class B, Class C, and Class X are zero.
Series 3 - Class A  $0.0696, Class B $0.0696, Class C $0.0696,
 Class X  $0.0696.
Series 4 - Class A  $1.1325, Class B $1.0125, Class C $1.0125,
 Class X  $1.1525.


74U1/74U2-
Series 2 - Class A 2,717, Class B 1,333, Class C 1,563, Class X 899 Series 3 - Class A 2,808, Class B 706, Class C 366, Class X 3,679
Series 4 - Class A 213, Class B 92, Class C 109, Class X 1,246


74V1/74V2-
Series 2 - Class A $14.75, Class B $13.96, Class C $13.96,
 Class X $15.13.
Series 3 - Class A $10.63, Class B $10.44, Class C $10.46,
 Class X $10.73.
Series 4 - Class A $16.50, Class B $16.36, Class C $16.41,
 Class X $16.89.